Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-3/A No. 333-138234 dated November 21, 2006, Form S-3/A No. 333-122699 dated April 4, 2005, Form S-3 No. 333-106604 dated June 27, 2003, Form S-3 No. 333-52820 dated December 27, 2000, Form S-8 No. 333-128291 dated September 13, 2005, Form S-8 No. 333-115940 dated May 27, 2004, Form S-8 No. 333-40674 dated June 30, 2000, and Form S-8 No. 333-92607 dated December 10, 1999) of Online Resources Corporation and in the related Prospectuses of our reports dated March 15, 2007, with respect to the consolidated financial statements and schedule of Online Resources Corporation, Online Resources Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Online Resources Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
McLean, Virginia
March 15, 2007